SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            DH Apparel Company, Inc.
                            ------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                Georgia                                    58-2510086
     -------------------------------                       ----------
     (State or Other Jurisdiction of                     (IRS Employer
     Incorporation  or Organization)                   Identification No.)


   1020 Barrow Industrial Pkwy, Winder, GA                   30680
   ---------------------------------------                 ----------
   (Address  of Principal Executive Offices)              (Zip Code)


                                 (770) 867-3111
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


     Securities  to  be  registered  pursuant  to  Section  12(b)  of  the  Act:


      Title  of  Each  Class                    Name  of  Each Exchange on Which
      To  Be  So  Registered                     Each Class Is To Be Registered
      ----------------------                    --------------------------------

      Common Stock, par value $0.01                   American Stock Exchange
      Common  Stock Purchase Rights                   American Stock Exchange


     Securities  to  be  registered  pursuant  to  Section  12(g)  of  the  Act:

     None


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     Except  as  otherwise  indicated  below,  the  information  required  to be contained in this Registration Statement on Form 10 of DH Apparel Company, Inc., a Georgia corporation ("Duck Head"), is contained in the Form of Information Statement included as Exhibit 99.1 hereto (the "Information Statement") and is incorporated herein by reference from that document as specified below. Below is a list of the items of information required by the instructions to Form 10 and the locations in the Information Statement where such information can be found if not otherwise included below.

ITEM  1.  BUSINESS.

          See "Business of Duck Head" "Note (13) - Operating Segments" contained in the Audited Combined Financial Statements "Management's Discussion and Analysis of Financial Condition and Results of Operations - First Quarter of Fiscal Year 2000 versus First Quarter of Fiscal Year 1999 - Order Backlog"

ITEM  2.  FINANCIAL  INFORMATION.

          See "Summary -- Selected Historical Financial Data" "Management's Discussion and Analysis of Financial Conditions and Results of Operations" ("MD&A") "MD&A -- Quantitative and Qualitative Disclosures About Market Risk"

ITEM  3.  PROPERTIES.

          See  "Business of Duck Head -- Properties"

ITEM  4.  SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL OWNERS AND MANAGEMENT.

          See  "Security   Ownership  of  Significant   Beneficial   Owners  and
               Management"

ITEM  5.  DIRECTORS  AND  OFFICERS.

          See "Management of Duck Head -- Directors" "Management of Duck Head -- Executive Officers"

ITEM  6.  EXECUTIVE  COMPENSATION.

          See  "Management of Duck Head -- Management Compensation"


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ITEM  7.  CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS.

          See "Relationships Among Duck Head, Delta Woodside and Delta Apparel" "Interests of Directors and Executive Officers in the Duck Head Distribution"

ITEM  8.  LEGAL  PROCEEDINGS.

          See  "Business of Duck Head -- Legal Proceedings"

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

          See "Trading Market" "MD&A -- Dividends and Purchases by Duck Head of its Own Shares"

ITEM 10.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

          See "Description of Duck Head Capital Stock - Recent Sales of Unregistered Securities"

ITEM 11.  DESCRIPTION  OF  REGISTRANT'S  SECURITIES  TO  BE  REGISTERED.

          See  "Description of Duck Head Capital Stock"

ITEM 12.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

          See  "Description   of  Duck  Head  Capital  Stock  --  Limitation  on
               Liability of Directors" and "-- Indemnification of Directors"

ITEM 13.  FINANCIAL  STATEMENTS  AND  SUPPLEMENTARY  DATA.

          See  Unaudited  Pro  Forma  Combined   Financial   Statements  Audited
               Combined  Financial   Statements   Unaudited  Condensed  Combined
               Financial Statements

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

          Not  applicable.


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ITEM 15.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

          (a)  Financial Statements

               See  Index to Financial Statements

               Exhibit 99.2

          (b)  Exhibits.

               2.1 Form of Distribution Agreement by and among Delta Woodside Industries, Inc, the Company and Delta Apparel, Inc.*

               3.1  Articles of Incorporation of the Company.

               3.2  Bylaws of the Company.

               4.1  See Exhibits 3.1 and 3.2.

               4.2 Specimen certificate for common stock, par value $0.01 per share, of the Company. *

               4.3 Form of Shareholder Rights Agreement by and among the Company and First Union National Bank. *

               10.1 See Exhibits 2.1 and 4.3.

               10.2 Form of Tax Sharing  Agreement  by and among Delta  Woodside
                    Industries, Inc., the Company and Delta Apparel, Inc. *

               10.3.1  Letter  dated  March  15,  1999,   from  Delta   Woodside
                    Industries, Inc. to Robert D. Rockey, Jr.

               10.3.2  Letter  dated  October  19,  1999,  from  Delta  Woodside
                    Industries, Inc. to Robert D. Rockey, Jr.

               10.4 Form of Duck Head Apparel Company, Inc. Stock Option Plan. *

               10.5 Form of Duck Head  Apparel  Company,  Inc.  Incentive  Stock
                    Award Plan. *

               10.6 Form  of  Duck   Head   Apparel   Company,   Inc.   Deferred
                    Compensation Plan. *


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               21.1 Subsidiaries of the Company.*

               27.1 Financial Data Schedule for the three months ended October
                    2, 1999 (electronic filing only).

               27.2 Financial Data Schedule for the fiscal year ended July 3,
                    1999 (electronic filing only).

               99.1 Form of Information Statement of DH Apparel Company, Inc.

               99.2 Valuation and Qualifying Accounts

               *    To be provided by amendment.

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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        DH  APPAREL  COMPANY,  INC.

Date:  December  28,  1999              By: /s/ Robert D. Rockey, Jr.
                                            -----------------------------
                                            Robert D. Rockey, Jr., Chairman,
                                            President & Chief Executive Officer


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
                                    EXHIBITS

2.1 Form of Distribution Agreement by and among Delta Woodside Industries, Inc, the Company and Delta Apparel, Inc.*

3.1     Articles  of  Incorporation  of  the  Company.

3.2     Bylaws  of  the  Company.

4.1     See  Exhibits  3.1  and  3.2.

4.2 Specimen certificate for common stock, par value $0.01 per share, of the Company. *

4.3 Form of Shareholder Rights Agreement by and among the Company and First Union National Bank. *

10.1    See  Exhibits  2.1  and  4.3.

10.2 Form of Tax Sharing Agreement by and among Delta Woodside Industries, Inc., the Company and Delta Apparel, Inc. *

10.3.1 Letter dated March 15, 1999, from Delta Woodside Industries, Inc. to Robert D. Rockey, Jr.

10.3.2 Letter dated October 19, 1999, from Delta Woodside Industries, Inc. to Robert D. Rockey, Jr.

10.4    Form  of  Duck  Head  Apparel  Company,  Inc.  Stock  Option  Plan.  *

10.5    Form  of  Duck Head Apparel Company, Inc. Incentive Stock Award Plan. *

10.6    Form  of  Duck Head Apparel Company, Inc. Deferred Compensation Plan. *

21.1    Subsidiaries  of  the  Company.*

27.1 Financial Data Schedule for the three months ended October 2, 1999 (electronic filing only).

27.2 Financial Data Schedule for the fiscal year ended July 3, 1999 (electronic filing only).

99.1    Form  of  Information  Statement  of  DH  Apparel  Company,  Inc.

99.2    Valuation  and  Qualifying  Accounts.

*     To  be  provided  by  amendment.

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